UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 24, 2015

SKECHERS U.S.A., INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14429	95-4376145
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

228 Manhattan Beach Boulevard, Manhattan Beach, California		90266
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 318-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Skechers U.S.A., Inc. (the “Company”) held a Special Meeting of Stockholders on September 24, 2015. At the Special Meeting, 122,620,365 votes were present in person or by proxy, which represented 92.3% of the total outstanding eligible votes. The Company’s stockholders voted on one proposal at the Special Meeting, as more fully described below.

Proposal No. 1 – Amendment to the Amended and Restated Certificate of Incorporation

The stockholders approved this proposal to amend the Company’s amended and restated certificate of incorporation to increase the number of authorized shares of Class A Common Stock and Class B Common Stock. There were 118,630,382 votes, or 96.7% of the total number of votes cast, for this proposal, with 3,833,851 votes against it and 156,032 votes abstaining.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKECHERS U.S.A., INC.

September 24, 2015	By:	David Weinberg

Name: David Weinberg
Title: Chief Operating Officer and Chief Financial Officer